Exhibit 99.1

Media:             Investors:
Phil Terrigno         Carleen Salvage
+1 914-641-2143        +1 914-304-1630
phil.terrigno@itt.com        carleen.salvage@itt.com

ITT Completes Acquisition of SPX FLOW

STAMFORD, Conn., March 2, 2026 – ITT Inc. (NYSE: ITT) today announced the closing of its acquisition of SPX FLOW, Inc. (“SPX FLOW”), a leading provider of highly engineered equipment and process technologies serving industrial, chemical, energy, nutrition and health and personal care markets. In December 2025, ITT announced it had entered into a definitive agreement to purchase SPX FLOW for a total consideration of $4.775 billion, funded through a combination of cash and equity.
SPX FLOW is a global leader in highly engineered process technologies that enable critical production operations, providing advanced solutions for mixing, blending, fluid handling, separation and thermal transfer. Its portfolio includes premier brands and equipment designed to improve process efficiency, product quality and operational performance for customers worldwide. SPX FLOW’s employees bring deep engineering expertise and customer intimacy that support long‑standing blue‑chip relationships and drive recurring aftermarket value across a large installed base. SPX FLOW delivered a strong 2025 with revenue of more than $1.3 billion and organic orders growth of 14%, in line with ITT’s expectations. This performance reflects solid execution and a healthy underlying business environment with strong momentum into 2026.
“Today marks an exciting milestone as we welcome 3,900 new ITTers to our company. With the addition of SPX FLOW’s leading technologies, strong brands and deep engineering expertise, Engineered for Life becomes even more meaningful for ITT. This acquisition is an acceleration towards our 2030 long-term strategic goal of enterprise portfolio transformation, four years ahead of plan. Today, ITT’s portfolio is more resilient and increasingly concentrated in higher‑growth, higher‑margin businesses. The combination of SPX FLOW and ITT’s Industrial Process business creates a robust, global flow technologies platform positioned for sustained, long-term profitable growth. Together, we will leverage our complementary strengths and ITT’s relentless focus on customers, on continuous improvement and differentiation in execution and innovation. This is a defining moment for ITT and for our new Flow Technologies platform, and it will create significant value for our customers, our employees and our shareholders,” said Luca Savi, ITT’s Chief Executive Officer and President.

ITT’s Industrial Process (IP) segment, a global leader in centrifugal and twin‑screw pumps, engineered valves and aftermarket services, is being renamed Flow Technologies, effective today. SPX FLOW is now a part of Flow Technologies, which is led by Bartek Makowiecki, Senior Vice President, Chief Strategy Officer and President, Flow Technologies.

About ITT
ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial, and energy markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. ITT is headquartered in Stamford, Connecticut, with employees in more than 35 countries and sales in approximately 125 countries. For more information, visit www.itt.com.

Forward Looking Statements

This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory, and economic developments. These forward-looking statements include, but are not limited to, statements relating to the expected benefits of the acquisition of SPX FLOW, including the ability to leverage the strengths of the combined businesses and expectations regarding organic growth, margin expansion and value creation for our customers, people and shareholders. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “guidance,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of ITT’s control, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished. A detailed discussion of these uncertainties and risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”